UNITED STATES
                SECURITIES  AND  EXCHANGE  COMMISSION
                       WASHINGTON, D.C.  20549





                              FORM  8-K

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE

                   SECURITIES EXCHANGE ACT OF 1934




  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 16, 1999


                      FRONTIER OIL CORPORATION
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



     WYOMING                  001-07627                    74-1895085
(STATE OR OTHER        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER
 JURISDICTION OF                                        IDENTIFICATION NO.)
 INCORPORATION)




                   10000 MEMORIAL DRIVE, SUITE 600
                      HOUSTON, TEXAS  77024-3411
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 688-9600



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On November 16, 1999 Frontier El Dorado Refining Company ("FEDRC"), an indirect wholly-owned subsidiary of Frontier Oil Corporation (the "Company"), acquired the 110,000 barrel per day refinery in El Dorado, Kansas from Equilon Enterprises LLC ("Equilon"). The acquired assets were used by Equilon to refine crude oil. The Company intends to continue such use. The Company also purchased the crude oil, intermediate product and finished product inventories at the refinery at closing.

        Total consideration for the acquisition of the refinery consisted of $170 million cash. In addition, the Company will make contingent earn-out payments for the next eight years equal to one-half of the excess over $60 million per year of the El Dorado refinery's revenues less its material costs and operating costs, other than depreciation. The total amount of these contingent payments is capped at $40 million, with an annual cap of $7.5 million. Total consideration for the acquisition of the inventory of the refinery at closing consisted of approximately $50.8 million cash. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

        The sources of financing for the cash portion of the acquisition consideration were (i) approximately $180 million of net proceeds from the issuance of the $190 million aggregate principal amount of the Company's 11-3/4% Senior Notes due 2009 on November 5, 1999 and (ii) approximately $40 million under a new credit facility established by Frontier Oil and Refining Company ("FORC"), an indirect wholly-owned subsidiary of the Company, with Union Bank of California, N.A., as administrative agent, documentation agent and lead arranger, and Paribas, as syndication agent and lead arranger.

        Attached as Exhibit 10.1 is the Asset Purchase and Sale Agreement among FEDRC, as buyer, the Company, as Guarantor, and Equilon, as seller, dated as of October 19, 1999.

        Attached as Exhibit 10.2 is the Revolving Credit Agreement dated as of November 16, 1999 among FORC, as borrower, the lenders named therein, Union Bank of California, N.A., as administrative agent, documentation agent and lead arranger, and Paribas, as syndication agent and lead arranger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (a-b) Financial statements of the business acquired and pro forma financial information.

  If the Company determines that Rule 3-05 of Regulation S-X is applicable to the transaction described in Item 2, the required financial statements and pro forma financial information will be filed by amendment hereto within the time period required by Item 7 of Form 8-K.

  (c)   Exhibits

  10.1 Asset Purchase and Sale Agreement among Frontier El Dorado Refining Company, as buyer, Frontier Oil Corporation, as Guarantor and Equilon Enterprises LLC, as seller, dated as of October 19, 1999.

  10.2 Revolving Credit Agreement dated as of November 16, 1999 among Frontier Oil and Refining Company, as borrower, the lenders named therein, Union Bank of California, N.A., as administrative agent, documentation agent and lead arranger, and Paribas, as syndication agent and lead arranger.





                              SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  FRONTIER OIL CORPORATION




                                  By: /s/ Julie Edwards
                                      ----------------------------------
                                      Julie H. Edwards
                                      Senior Vice President Finance and
                                      Chief Financial Officer


Date:  December 1, 1999